Exhibit 5.1

[Drinker Biddle & Reath LLP Letterhead]

August 12, 2019

Workiva Inc.
2900 University Blvd.
Ames, IA 50010
Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Workiva Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated offering and sale by certain stockholders of the Company (the “Selling Stockholders”) from time to time of up to [1,500,000] shares of Class A common stock of the Company, par value $0.001 per share (“Common Shares”). The Registration Statement provides that the Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. As described in the prospectus that forms a part of the Registration Statement or an applicable Prospectus Supplement, Common Shares may include: (i) shares of Class A common stock outstanding on the date hereof; (ii) shares of Class A common stock (“Option Shares”) to be issued upon the exercise of certain outstanding options (the “Stock Options”) held by the Selling Stockholders and (iii) shares of Class A common stock (“Conversion Shares”) to be issued upon the conversion of certain outstanding shares of Class B common stock held by the Selling Stockholders (the “Class B Shares”).

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation (“Certificate of Incorporation”), the Company’s By-Laws, resolutions of the Company’s Board of Directors, the form of the Stock Options, the Registration Statement and such other documents and corporate records relating to the Company and the issuance and sale of the Common Shares by the Selling Stockholders as we have deemed appropriate. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In all cases, we have assumed (i) the legal capacity of each natural person signing any of the documents and corporate records examined by us; (ii) the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company; (iii) that a Prospectus Supplement will have been filed with the Commission describing the Common Shares offered thereby; and (iv) that the Common Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

(i) the Common Shares outstanding on the date hereof have been duly authorized and are validly issued, fully paid and nonassessable;

(ii) the Option Shares will be validly issued, fully paid and nonassessable upon exercise and payment therefor in accordance with the terms of the Stock Options; and

(iii) the Conversion Shares will be validly issued, fully paid and nonassessable upon the conversion of the Class B Shares in accordance with the terms of the Certificate of Incorporation.

In connection with the opinion expressed above, we have assumed that, at or before the time of the delivery of any of the Common Shares, (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of any Common Shares; (iii) the Stock Options shall not have been amended or modified; and (iv) the Certificate of Incorporation shall not have been amended or modified in a manner that affects the conversion of the Class B Shares .

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Experts” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP